Exhibit 32

CERTIFICATION

The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-Q filed by First Citizens BancShares, Inc. (the "Issuer") for the quarter ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

May 8, 2008                                                                                  /s/ FRANK B. HOLDING, JR.
Frank B. Holding
President and Chief Executive Officer

 /s/ KENNETH A. BLACK
Kenneth A. Black
Vice President and Chief Financial Officer